                                                                   Exhibit B-110

                                    DELAWARE

                                THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RELIANT ENERGY INVESTMENT MANAGEMENT, INC.", CHANGING ITS NAME FROM "RELIANT ENERGY INVESTMENT MANAGEMENT, INC." TO "CENTERPOINT ENERGY INVESTMENT MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 2003, AT 3 O'CLOCK P.M.

      A FIELD COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                      [SEAL]   /s/ Harriet Smith Windsor
                               -------------------------------------------------
                               Harriet Smith Windsor, Secretary of State

3147587 8100                   AUTHENTICATION: 2235157

030063788                                DATE: 01-31-03

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                   RELIANT ENERGY INVESTMENT MANAGEMENT, INC.

      Reliant Energy Investment Management, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation, as described below, and does hereby further certify that:

      1. The name of the Corporation is Reliant Energy Investment Management,
Inc.

      2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation as described herein, and The Corporation's sole stockholder duly adopted such amendment, all in accordance with the provisions of Sections 242 and 228 of the DGCL.

      3. The amendment to the Certificate of Incorporation effected by this Certificate of Amendment changes the name of the Corporation to CenterPoint Energy Investment Management, Inc.

      4. The Certificate of Incorporation is hereby amended by deleting the text of Article FIRST thereof in its entirety and replacing to lieu thereof the following:

      "FIRST: The name of the Corporation is CenterPoint Energy Investment Management, Inc. (hereinafter the "Company)."

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 30th day of January, 2003.

                                RELIANT ENERGY INVESTMENT MANAGEMENT, INC.

                                By: /s/ Patricia F. Genzel
                                    --------------------------------------------
                                Name: Patricia F. Genzel
                                Title: President and Secretary

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 03:00 PM 01/30/2003
                                                      030063788 - 3147587